Exhibit 99.1

Investors & Reporters May Contact:
Matt Pettoni
VP & Treasurer
(770) 418-8219
ir@asburyauto.com

Asbury Automotive Group Announces
Departure of Keith Style as CFO

DULUTH, GA, January 25, 2017 - Asbury Automotive Group, Inc. (NYSE: ABG) (“Asbury” or the “Company”), one of the largest automotive retail and service companies in the U.S., today announced that Keith Style provided notice of his intention to resign from the position of Senior Vice President and Chief Financial Officer of the Company effective March 7, 2017, to accept the position of President and Chief Financial Officer of a privately-owned company. Craig T. Monaghan, Asbury’s President and Chief Executive Officer, said “We thank Keith for his valuable service to Asbury over the last 13 years and wish him well in his next endeavor. We are pleased that Keith has agreed to remain with the Company until after we file our annual report on the Form 10-K for the year ended December 31, 2016.” Style said “I would like to thank Craig for his mentorship during our time working together. I’m very thankful for the opportunities and support both he and the Board provided me during my years at Asbury. It’s been a privilege to work alongside the high-performing members of the Asbury team.” The Company also announced that William Stax, Corporate Controller and Chief Accounting Officer of the Company, was appointed interim Principal Financial Officer effective March 8, 2017 while the Company conducts a search for a new Chief Financial Officer.

About Asbury Automotive Group, Inc.

Asbury Automotive Group, Inc. ("Asbury"), a Fortune 500 company headquartered in Duluth, GA, is one of the largest automotive retailers in the U.S. Asbury currently operates 79 dealerships, consisting of 95 franchises, representing 29 domestic and foreign brands of vehicles. Asbury also operates 24 collision repair centers and 2 stand-alone used vehicle stores. Asbury offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans, market conditions and projections regarding Asbury's financial position, liquidity, results of operations, market position and dealership portfolio, and other initiatives and future business strategy. These statements are based on management's current expectations and beliefs and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, Asbury's relationships with, and the financial and operational stability of, vehicle manufacturers and other suppliers, acts of God or other incidents which may adversely impact supply from vehicle manufacturers and/or present retail sales challenges, risks associated with Asbury's indebtedness (including available borrowing capacity, compliance with its financial covenants and ability to refinance or repay such indebtedness, particularly upcoming maturities, on favorable terms), Asbury's relationships with, and the financial stability of, its lenders and lessors, risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation, adverse results in litigation and other proceedings, and Asbury's ability to execute its IT initiatives and other operational strategies, Asbury's ability to leverage gains from its dealership portfolio, Asbury's ability to capitalize on opportunities to repurchase its debt and equity securities or purchase properties that it currently leases, and Asbury's ability to stay within its targeted range for capital expenditures. There can be no guarantees that Asbury's plans for future operations will be successfully implemented or that they will prove to be commercially successful.

These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in Asbury's filings with the U.S. Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.